Exhibit 23.2


Consent of Independent Auditors


The Board of Directors
QVC, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of Comcast Corporation of our report dated February 3, 1999, with respect to the consolidated balance sheet of QVC, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998 (such consolidated financial statements are not separately presented herein), which report is included as an exhibit to the Form 10-K of Comcast Corporation for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus.


Philadelphia, Pennsylvania
January 17, 2001


                                              /s/ KPMG LLP
                                              -----------------------------
                                                  KPMG LLP